                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                                 FORM 8-K/A

                      Amendment No. 1 to Current Report

                      Pursuant to Section 13 or 15 (d)
                   of the Securities Exchange Act of 1934


Date of Report                                                   July 15, 2003
(Date of earliest event reported)                                 (May 1, 2003)


                      ENGINEERED SUPPORT SYSTEMS, INC.


          MISSOURI                      0-13880                      43-1313242
(State of Other Jurisdiction      (Commission File No.)           (IRS Employer
     of Incorporation)                                      Identification No.)




201 Evans Lane, St. Louis, Missouri                                  63121
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number including area code:  (314) 553-4000

Engineered Support Systems, Inc. hereby amends the following items, financial statements, exhibits or other portions of its Current Report, dated May 1, 2003, on Form 8-K:

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

         (1) Audited Financial Statements of Technical and Management Services Corporation for the year ended December 31, 2002

(b)      Pro Forma Financial Information

         (1) Pro Forma Condensed Statements of Income (Unaudited) for the year ended October 31, 2002

         (2)    Notes to Pro Forma Condensed Statements of Income
                (Unaudited) for the year ended October 31, 2002

         (3) Pro Forma Condensed Statements of Income (Unaudited) for the six months ended April 30, 2003

         (4) Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of April 30, 2003

         (5)    Notes to Pro Forma Condensed Financial Statements
                (Unaudited) for the six months ended April 30, 2003

(c)      Exhibits

         23.     Consent of Independent Auditors

Item 7 (a) (1) - Audited Financial Statements of Technical and Management
                 Services Corporation for the year ended December 31, 2002

                          TECHNICAL AND MANAGEMENT
                            SERVICES CORPORATION
                              AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL REPORT

                              DECEMBER 31, 2002

                                  CONTENTS


-------------------------------------------------------------------------------
INDEPENDENT AUDITOR'S REPORT                                                 1
-------------------------------------------------------------------------------

FINANCIAL STATEMENTS

     Consolidated balance sheet                                              2

     Consolidated statement of income                                        3

     Consolidated statement of stockholders' equity                          4

     Consolidated statement of cash flows                                5 - 6

     Notes to consolidated financial statements                         7 - 15
-------------------------------------------------------------------------------

McGladrey & Pullen
Certified Public Accountants




                        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Technical and Management Services Corporation
Calverton, Maryland

We have audited the accompanying consolidated balance sheet of Technical and Management Services Corporation and subsidiaries (the Company) as of December 31, 2002, and the related consolidated statement of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Technical and Management Services Corporation and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ McGladrey & Pullen, LLP

Bethesda, Maryland
February 8, 2003, except for the first paragraph of Note 16 as to which the date is February 18, 2003; and the second paragraph of Note 16 as to which the date is May 1, 2003


McGladrey & Pullen, LLP is an independent member firm of RSM International, an affiliation of independent accounting
And consulting firms.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2002

ASSETS
-----------------------------------------------------------------------------------------
Current Assets
 Cash                                                                 $          122,686
 Contract receivables                                                         36,901,982
 Employee and other receivables                                                  176,780
 Prepaid expenses                                                                215,137
 Assets from discontinued operations                                             395,705
                                                                     --------------------
         TOTAL CURRENT ASSETS                                                 37,812,290
                                                                     --------------------

Property and Equipment, net                                                    3,938,133
                                                                     --------------------

Other Assets
 Cash surrender value of life insurance                                          148,350
 Other                                                                           140,040
                                                                     --------------------
                                                                                 288,390
                                                                     --------------------
                                                                      $       42,038,813
                                                                     ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
-----------------------------------------------------------------------------------------
Current Liabilities
 Disbursements in excess of available cash                            $        3,609,866
 Line of credit                                                               12,460,305
 Long-term debt, current maturities                                              196,832
 Obligation under capital lease, current maturities                               93,052
 Accounts payable                                                             13,373,183
 Accrued expenses                                                              2,533,904
 Billings in excess of costs and anticipated profits                             724,933
 Deferred income taxes                                                           642,366
 Liabilities from discontinued operations                                        353,366
                                                                     --------------------
         TOTAL CURRENT LIABILITIES                                            33,987,807
                                                                     --------------------

Long-Term Liabilities
 Long-term debt, net of current maturities                                     1,133,858
 Obligation under capital lease, net of current maturities                       186,342
                                                                     --------------------
                                                                               1,320,200
                                                                     --------------------
Commitments and Contingencies

Stockholders' Equity
 Common stock, no par value; 5,250 shares authorized; 5,000 shares
   issued and outstanding                                                          1,000
 Additional paid-in capital                                                    1,039,467
 Retained earnings                                                            11,044,116
                                                                     --------------------
                                                                              12,084,583
 Less notes receivable - officers                                              5,353,777
                                                                     --------------------
         TOTAL STOCKHOLDERS' EQUITY                                            6,730,806
                                                                     --------------------
                                                                      $       42,038,813
                                                                     ====================

See Notes to Consolidated Financial Statements.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2002

------------------------------------------------------------------------------------------
Contract revenue                                                      $       115,928,841
Direct expenses                                                                89,956,877
                                                                     ---------------------

     GROSS PROFIT                                                              25,971,964

Operating expenses                                                             19,306,784
                                                                     ---------------------

     OPERATING INCOME                                                           6,665,180
                                                                     ---------------------

Other income (expense):
 Interest expense                                                                (685,941)
 Other income                                                                       9,617
                                                                     ---------------------
                                                                                 (676,324)
                                                                     ---------------------

     INCOME FROM CONTINUING OPERATIONS
       BEFORE PROVISION FOR INCOME TAXES                                        5,988,856

Income tax expense                                                                301,300
                                                                     ---------------------

     INCOME FROM CONTINUING OPERATIONS                                          5,687,556

Discontinued operations
 Loss from discontinued operations, net of income tax
    benefit of: $71,000                                                        (1,601,568)
                                                                     ---------------------

     NET INCOME                                                       $         4,085,988
                                                                     =====================



See Notes to Consolidated Financial Statements.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2002

                                                Common Stock          Additional                         Notes
                                          -----------------------      Paid-in         Retained       Receivable -
                                          Shares Issued    Amount      Capital         Earnings         Officers           Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001                    5,000        $1,000     $  850,091      $ 9,286,581      $         -      $10,137,672

Capital contributions                             -             -        189,376                -                -          189,376

Distributions                                     -             -              -       (2,328,453)               -       (2,328,453)

Reclassification of notes
  receivable - officers                           -             -              -                -       (4,906,731)      (4,906,731)

Advances to officers                              -             -              -                -         (447,046)        (447,046)

Net income                                        -             -              -        4,085,988                -        4,085,988
                                      ----------------------------------------------------------------------------------------------

BALANCE, DECEMBER 31, 2002                    5,000        $1,000     $1,039,467      $11,044,116      $(5,353,777)     $ 6,730,806
                                      ==============================================================================================


See Notes to Consolidated Financial Statements.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

-------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
 Continuing operations
 Income from continuing operations                                               $    5,687,556
 Adjustments to reconcile income from continuing operations to net cash provided by (used in) continuing operations:
   Depreciation and amortization                                                        446,543
   Deferred income taxes                                                                223,881
   Changes in assets and liabilities
    (Increase) decrease in:
     Contract receivables                                                            (8,982,095)
     Employee and other receivables                                                      17,588
     Prepaid expenses                                                                    35,910
     Other assets                                                                       (10,337)
    Increase (decrease) in:
     Accounts payable                                                                 5,035,589
     Accrued expenses                                                                   255,160
     Billings in excess of costs and anticipated profits                                 20,176
                                                                                ----------------
       NET CASH PROVIDED BY CONTINUING OPERATIONS                                     2,729,971
                                                                                ----------------

 Discontinued operations:
 Loss from discontinued operations                                                   (1,601,568)
 Adjustments to reconcile loss from discontinued operations to net cash (used in) discontinued operations:
   Depreciation and amortization                                                         37,431
   (Decrease) increase in allowance for doubtful accounts                               174,000
   Increase in allowance for obsolete inventory                                         172,000
   Changes in assets and liabilities
    (Increase) decrease in:
      Contract receivables                                                               70,347
      Employee and other receivables                                                     12,589
      Prepaid expenses                                                                   11,300
      Inventory                                                                         277,876
      Other assets                                                                        1,447
   Increase (decrease) in:
      Accounts payable                                                                  (73,945)
      Accrued expenses                                                                  (79,668)
      Settlement payable                                                                (56,877)
                                                                                ----------------
       NET CASH USED IN DISCONTINUED OPERATIONS                                      (1,055,068)
                                                                                ----------------

       NET CASH PROVIDED BY OPERATING ACTIVITIES                                      1,674,903
                                                                                ----------------

                               (Continued)

                                     5




TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
YEAR ENDED DECEMBER 31, 2002


------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
 Continuing operations:
  Purchase of property and equipment                                                   (861,423)
  Loans made to officers                                                               (257,670)
  Decrease (increase) in cash surrender values                                           82,268
                                                                                ----------------
       NET CASH USED IN CONTINUING OPERATIONS                                        (1,036,825)
                                                                                ----------------

 Discontinued operations:
  Purchase of property and equipment                                                     (4,746)
                                                                                ----------------
       NET CASH USED IN DISCONTINUED OPERATIONS                                          (4,746)
                                                                                ----------------

       NET CASH USED IN INVESTING ACTIVITIES                                         (1,041,571)
                                                                                ----------------

Cash Flows from Financing Activities
 Continuing operations:
  Disbursements in excess of available cash                                            (545,380)
  Net borrowings (repayments) under line of credit                                   (1,706,772)
  Principal payments on obligation under capital lease                                  (14,955)
  Principal payments on long-term debt                                                 (201,545)
  Distributions to stockholders                                                      (2,328,453)
                                                                                ----------------
       NET CASH USED IN CONTINUING OPERATIONS                                        (4,797,105)
                                                                                ----------------

       NET CASH USED IN FINANCING ACTIVITIES                                         (4,797,105)
                                                                                ----------------

       NET DECREASE IN CASH                                                          (4,163,773)

Cash:
 Beginning                                                                            4,298,660
                                                                                ----------------
 Ending                                                                          $      134,887
                                                                                ================

 Ending cash - continuing operations                                             $      122,686
                                                                                ================

Supplemental Disclosures of Cash Flow Information:
 Cash payments for interest                                                      $      661,686
                                                                                ================

 Cash payments for income taxes                                                  $          800
                                                                                ================

Supplemental Schedule of Noncash Investing and Financing Activities:
 Equipment acquired under capital lease obligation                               $      294,349
                                                                                ================

 Interest income earned on notes receivable - officers
  that was contributed as capital                                                $      189,376
                                                                                ================


See Notes to Consolidated Financial Statements.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Technical and Management Services Corporation (the
------------------
Parent) and its subsidiaries (the Company), a Maryland corporation, is a government contractor which provides primarily engineering and software development services to the Federal government or to prime contractors of the Federal government. The Company has a division which manufactures engineering equipment for use by the Federal government. The Company's majority-owned subsidiaries, Meridian Aquatic Technology L.L.C. and Marine Environmental Solutions, L.L.C. (combined, Meridian) provide aquaculture and biofiltration related products.

The Company is subject to all of the risks associated with conducting business with the U.S. Federal government, including the risk of contract terminations at the convenience of the government. In addition, government funding continues to be dependent on congressional approval of program level funding and on contract agency approval for the Company's work. The extent to which the Company's existing contracts will be funded in the future cannot be determined.

A summary of the Company's significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial
---------------------------
statements, include the accounts of the Company and its majority-owned subsidiaries, Meridian and Log Systems, Inc. (LSI). As of December 31, 2002, the Company owned approximately 80% of both subsidiaries. All material inter-company transactions and balances have been eliminated in the consolidation. The subsidiaries' equity deficit results in no minority interest on the consolidated financial statements.

Revenue and cost recognition: The Company generates revenue under cost
----------------------------
reimbursable, time and material, and fixed price contracts. Revenue from cost reimbursable contracts is recognized on the basis of reimbursable contract costs incurred during the period increased by the applicable fringe, overhead, and general and administrative expenses, plus the fee earned. Revenue from fixed price contracts is recognized on the percentage of completion basis. Under this method, contract revenue earned on individual contracts is measured by the percentage relationship that contract costs incurred bear to management's estimate of total contract costs. Revenue from time and material contracts is recognized on the basis of man-hours utilized, plus other reimbursable contract costs incurred during the period.

A provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. Change in job performance, job conditions and estimated profitability may result in revisions to costs and revenue, and are recognized in the period in which the revisions are determined.

The Company recognizes revenue under its U.S. Federal government contracts when a contract has been executed, the contract price is fixed and determinable, delivery of the services or products has occurred, and collectibility of the contract price is considered probable. The Company's contracts with agencies of the U.S. Federal government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, the Company considers its previous experiences with the customers, communications with the customers regarding funding status, and the Company's knowledge of available funding to the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is probable.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract receivables: In accordance with industry practice, contract
--------------------
receivables relating to long-term contracts are classified as current, even though a portion of these amounts are not expected to be realized within one year.

Billed accounts receivable are carried at the amounts invoiced less an estimate made for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and using historical experience with the customer and evaluating the customer's funding history. Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days. The Company does not charge interest on accounts receivables, however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days. The Company records interest income from U.S. governmental agencies when received. An allowance in the amount of $240,000 at December 31, 2002, is made against receivables included with assets from discontinued operations. Management believes that receivables from continuing operations are fully collectible and no allowance is necessary.

Unbilled accounts receivable consist primarily of costs incurred and accrued fees in excess of billings and rate variances on certain cost reimbursable contracts and are normally due within one year. These amounts will be billed on the basis of contract terms and delivery schedules.

Both billed and unbilled receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Inventory: Inventory is valued at the lower of cost or market, with cost
---------
determined using the average cost method. Inventory, which is included with assets from discontinued operations, as of December 31, 2002, consists of raw materials of $87,207, and finished goods, net of an allowance, of $58,179. The allowance against finished goods was estimated at $287,000 at December 31, 2002. Finished goods include an allocation of direct and indirect costs of production.

Property and equipment: Property and equipment are stated at cost.
----------------------
Depreciation is calculated and amortized over the estimated useful lives of the assets using accelerated and straight-line methods.

Income taxes: The Company has elected to be treated as an S-Corporation
------------
under Subchapter S of the Internal Revenue Code. Consequently, the Company is not liable for Federal and state income taxes, except for certain states not recognizing the S-Corporation status. Except for those states, the stockholders, not the Company, will be liable for income taxes on the Company's income.

Deferred income taxes for certain states are provided on a liability method, whereby, deferred tax assets are recognized for deductible temporary differences and operating loss and tax carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Estimates: The preparation of financial statements requires management to
---------
make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial credit risk: Substantially all of the Company's contract
---------------------
receivables and revenue are derived from prime contracts and subcontracts with U.S. Government agencies or commercial entities. During the year ended December 31, 2002, approximately 99% of the revenue recognized was from U.S. Government agencies or from prime contractors to U.S. Government agencies. All contract receivables are made on an unsecured basis.

The Company maintains its cash in bank deposit accounts, which at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

NOTE 2.    CONTRACT RECEIVABLES

Contract receivables at December 31, 2002, consist of the following:

---------------------------------------------------------------------------
Billed                                                  $       32,361,269
Unbilled - costs and fees in excess of billings                  4,540,713
                                                       --------------------
                                                        $       36,901,982
                                                       ====================

Contract receivables include approximately $945,000 related to a claim filed by the Company with the U.S. Army. The total amount of the claim filed is approximately $1,195,000. The Company's legal counsel has reviewed the claim, and represents that, in their opinion, the amount of the claim is reasonably estimated and the likelihood of recovery of the amount claimed is probable.

NOTE 3.    NOTES RECEIVABLE - OFFICERS

The Company has revolving notes receivable outstanding from the officers of the Company. The notes are due May 8, 2007. Interest is accrued at 3.25% per annum for the year ended December 31, 2002. Interest terms of the notes were amended to reflect current market conditions. The balance outstanding as of December 31, 2002, was $4,740,018, plus accrued interest income of $613,759. Interest income from officers for the year ended December 31, 2002, was $189,376. The notes receivable balances were reclassified from "Other Assets" to "Contra-Equity" in 2002 as a result of the contemplated sale of the Company described in Note 16. Accordingly, the 2002 interest income of $189,376 accrued on the notes was recorded as additional paid-in capital. The officers intend to satisfy the notes, along with accrued interest, through distributions immediately prior to the completion of the sales transaction. (See Note 16)

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 4.    CASH SURRENDER VALUE

The Company has certain rights through collateral assignments in two split-dollar life insurance policies of $4,000,000 per stockholder. The policies are owned by the officers with the officers assigning these rights to the Company. The Company pays the premiums on split-dollar life insurance policies. As a result of the assignments, the Company has a secured interest in the cash surrender value of the policies to the extent of the premiums paid. The cash surrender value on these policies amounted to $148,350 as of December 31, 2002, which is less than cumulative premiums paid. Any change in the cash surrender value is netted against the amount expensed for premiums paid.

NOTE 5.    PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2002, consists of the following:

                                                                                                       Accumulated
                                            Estimated                            Depreciation/       Depreciation/
Asset Category                            Useful Lives             Cost           Amortization        Amortization
--------------------------------------------------------------------------------------------------------------------
Furniture, equipment, and software         3 - 7 years      $     4,762,157     $       365,335    $      3,159,814
Leasehold improvements                     3 - 7 years               69,650               1,938              39,013
Building and improvements                 7 - 40 years            2,370,163              70,642             559,255
Land                                        30 years                302,053                   -                   -
Automobiles                                  5 years                145,742               8,386              28,338
Other                                        Various                 92,364                 242              17,576
                                                           ---------------------------------------------------------
                                                            $     7,742,129     $       446,543    $      3,803,996
                                                           =========================================================

NOTE 6.    LINE OF CREDIT

The Company maintains a line of credit agreement with a financing institution whereby, the Company may borrow up to 90% and 80% of eligible Government and commercial receivables, respectively, up to $22,000,000 through March 31, 2003 and $17,000,000, thereafter. Interest is payable monthly and accrues at the borrowers option of prime or LIBOR plus the applicable margin. The interest rate was 4.50% at December 31, 2002. The agreement also provides a facility whereby; the Company can fix a certain amount of principal to accrue interest at the LIBOR rate which was 4.19% at December 31, 2002. The agreement is secured by a blanket lien on all of the Company's assets. At December 31, 2002, the amount outstanding under the agreement was $12,460,305. The agreement expires in September 2003 and requires the Company to maintain certain financial covenants.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 7.    CAPITAL LEASE OBLIGATION

The Company leases purchased software under a capital lease expiring in October 2005. Future minimum lease payments under the capital lease, together with the net present value of the minimum lease payments as of December 31, 2002, are as follows:

Years ending December 31,
------------------------------------------------------------------------------
2003                                                       $          107,811
2004                                                                  107,811
2005                                                                   89,842
                                                          -------------------
Total minimum lease payments                                          305,464
   Less amount representing interest                                   26,070
                                                          -------------------
Present value minimum lease payments                       $          279,394
                                                          ===================

NOTE 8.    LONG-TERM DEBT

Long-term debt as of December 31, 2002, consists of the following notes payable:

---------------------------------------------------------------------------------------------------
Mortgage payable to First Citizens Bank of Polson, monthly payments of
$2,978, including interest at no more or less than 1% from the previous
period, 9.25% at December 31, 2002, due September 2009.                          $          175,662

Mortgage payable to First Interstate Bank, monthly payments
of $444, including interest at 7.60%, due October 2008.                                      25,625

Note payable to First Interstate Bank, monthly payments
of $2,675, including interest at 8.15%, due April 2009.                                     115,892

Note payable to Ronan State Bank, monthly payments of
$12,810, including interest at 5.75%, due November 2004.                                    298,056

Note payable to CB&T Bank of Middle Georgia, monthly
payments of $7,004, including interest at 7.50%, due
September 2004.                                                                             715,455
                                                                                -------------------
                                                                                 $        1,330,690
                                                                                ===================

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 8.    LONG-TERM DEBT (CONTINUED)

Maturities of long-term debt as of December 31, 2002, are due in future years as follows:

Years ending December 31,
---------------------------------------------------------------------------
2003                                                    $          196,832
2004                                                               906,532
2005                                                                52,964
2006                                                                58,448
2007                                                                50,488
Thereafter                                                          65,426
                                                       -------------------
                                                        $        1,330,690
                                                       ===================

NOTE 9.    SETTLEMENT PAYABLE

Marine Environmental Solutions, LLC, an 80% owned subsidiary of the parent, entered into a settlement agreement in January 2001 related to a violation of a purchase agreement/consulting agreement initiated in October 1994. The agreement is guaranteed by the parent. The total settlement amount is $300,000 which was payable in 50 equal monthly installments of $5,600 with an additional $20,000 included with the first installment.

The settlement liability was discounted over the term of the agreement at the Company's approximate borrowing rate at January 2001 which was estimated as 10%. The discounted settlement liability, which is included with liabilities from discontinued operations, was $124,779 at December 31, 2002. The settlement liability with accrued interest was fully paid in February 2003.

NOTE 10.    INCOME TAXES

For states not recognizing the S-Corporation status, the Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires a liability for measuring deferred tax assets and liabilities based on temporary differences existing at the balance sheet date, using enacted tax rates in effect when those differences are expected to reverse.

For Meridian, each investor's allocated share of the LLC income or loss is reported in each investor's individual income tax return. LSI, however, is subject to both federal and state corporate income taxes as it is not taxed under the provisions of the Subchapter S of the Internal Revenue Code.

The provision for state income taxes charged to operations for the year ended December 31, 2002, consists of the following:

-----------------------------------------------------------------------------
Current tax expense                                       $            6,400
Deferred tax expense                                                 223,900
                                                         --------------------
               INCOME TAX EXPENSE                         $          230,300
                                                         ====================

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 10.    INCOME TAXES (CONTINUED)

-------------------------------------------------------------------------
Income tax expense from continuing operations         $          301,300
Income tax benefit from discontinued operations                  (71,000)
                                                     -------------------
                                                      $          230,300
                                                     ===================

Deferred tax liabilities and assets at December 31, 2002, consist of the following:

-------------------------------------------------------------------------
Deferred tax assets:
   Accounts payable                                   $          484,665
   Accrued expenses                                               81,943
   Net operating loss carryforwards                               18,345
                                                     -------------------
                                                                 584,953
                                                     -------------------
Deferred tax liabilities:
   Contract receivables                                       (1,209,566)
   Prepaid expenses                                               (5,438)
   Property and equipment                                        (12,315)
                                                     -------------------
                                                              (1,227,319)
                                                     -------------------
                                                      $         (642,366)
                                                     ===================


The deferred tax amounts mentioned above have been classified on the accompanying balance sheet at December 31, 2002, as a net current liability.

The 2001 and 2000 net operating losses for tax purposes of approximately $1 million and $1.1 million, respectively, were carried forward to reduce 2002 taxable income to $0. The remaining net operating loss of approximately $500,000 can be carried forward through 2021 and applied to reduce future taxable income in the states that do not recognize the S-Corporation status.

NOTE 11.    PENSION PLAN

The Company has adopted a 401(k) plan covering all eligible employees meeting age and length-of-service requirements. Eligible employees electing to participate may contribute a portion of their compensation to the plan on a pretax basis up to the percentage allowable under Internal Revenue Code regulations. The Company's contribution varies based upon the employee's contribution but does not exceed 4% of annual compensation. Participants are fully vested in the contributions after three years of service. Employer contributions under the 401(k) plan was $142,798 for the year ended December 31, 2002.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 12.    LEASING ARRANGEMENTS

The Company leases certain office space and office equipment under various noncancelable operating leases expiring at various dates through August 2019. The leases are subject to increases in operating expenses and real estate taxes. Rent expense charged to operations for the year ended December 31, 2002, was $2,049,434.

Future minimum lease payments as of December 31, 2002, are as follows:

Years ending December 31,
----------------------------------------------------------------------------
2003                                                     $        1,305,340
2004                                                                639,693
2005                                                                146,386
2006                                                                116,519
2007                                                                 21,044
                                                        -------------------
                                                         $        2,228,982
                                                        ===================

NOTE 13.    SELF-INSURANCE

The Company has a partially self-insured group medical plan under which active employees and dependents are eligible for coverage. The liability to the Company is limited to a maximum of $50,000 for each insured person per contract year. The stop loss insurance covers any claims in excess of the $50,000 limit. The health insurance expense incurred for the year ended December 31, 2002, was $2,260,977.

NOTE 14.    DISCONTINUED OPERATIONS

During the year ended December 31, 2002, the Company's management and owners have committed to plans to sell their majority-owned subsidiaries, Meridian Aquatic Technology L.L.C. and Marine Environmental Solutions, L.L.C. (combined, Meridian). Meridian is available for immediate sale in its present condition and there is an active program to locate a buyer. Meridian is being actively marketed for sale at a price that is reasonable in relation to its current market value. Management feels that the sale of Meridian is probable within one year and represent that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. In the event that a suitable buyer is not identified within one year, the owners and management have committed to shut down the subsidiaries' operations. In the circumstance of a sale of Meridian, the operations and cash flows of the subsidiaries will be eliminated from the ongoing operations of the Company and the Company will not have any significant continuing involvement in the operations of Meridian after the sale transaction except within the ordinary course of business.

TECHNICAL AND MANAGEMENT SERVICES CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

NOTE 14.    DISCONTINUED OPERATIONS (CONTINUED)

A summary of the net assets and results of operations of Meridian as of and for the year ended December 31, 2002, is as follows:

----------------------------------------------------------------------------
Current assets                                              $       395,705
Current liabilities                                              (3,503,769)
                                                           ----------------
                                                                 (3,108,064)
Amount due to parent eliminated in consolidation                  3,150,403
                                                           ----------------
               NET ASSETS                                   $        42,339
                                                           ================

Sales revenue                                               $       663,263
                                                           ================
Loss from discontinued operations                           $    (1,601,568)
                                                           ================

Included in the loss from discontinued operations are eliminations of net expenses arising from intercompany transactions. The total net expenses eliminated were $364,542 for the year ended December 31, 2002. The loss from discontinued operations, exclusive of the eliminations, is $1,966,110 for the year ended December 31, 2002.

NOTE 15.    CONTINGENCIES

Contract costs, including indirect costs, are subject to audit by agencies of the U.S. Government. Upon certification of final audited costs, applicable unbilled contract costs are adjusted to reflect the amounts due to or from the government and are billed.

The Company's indirect cost rates have been audited and approved for 1997 and prior years. Management believes that the audits of the indirect cost rates for 1998 through 2002 will not result in material adjustments, if any, to the Company's results of operations or financial position. As such, no provision has been made in the financial statements for any adjustments that may result from the audits.

The Company has disputed a claim made by a taxation authority. The Company has retained legal counsel and has vigorously protested the claims made. Legal counsel believes that the outcome could result in a potential liability up to approximately $112,000 plus interest computed at 15% per year. The amount of the liability, if any, could not presently be determined.

NOTE 16.    SALE OF COMPANY

On February 18, 2003, the Company signed a letter of intent to sell 100% of the outstanding common stock. On May 1, 2003, Engineered Support Systems, Inc. acquired the outstanding stock of the Company.

Item 7 (b) (1) - Pro Forma Condensed Statements of Income (Unaudited) for
                 the year ended October 31, 2002

Engineered Support Systems, Inc.
Pro Forma Condensed Statements of Income (Unaudited)
For the Year Ended October 31, 2002
(In thousands, except per share amounts)


                                                        ESSI for       TAMSCO                         Pro Forma
                                                          Year        for Year                        for Year
                                                         Ended         Ended          Pro Forma        Ended
                                                        10/31/02      12/31/02       Adjustments      10/31/02
                                                        ---------    -----------    -------------    ----------
Net revenues                                            $407,945       $115,929       $               $523,874
Cost of revenues                                         312,767        101,409                        414,176
                                                        ---------    -----------    -------------    ----------
  Gross profit                                            95,178         14,520                       $109,698
Selling, general and administrative expense               45,145          7,845               58        53,048
Restructuring expense                                      1,441                                         1,441
                                                        ---------    -----------    -------------    ----------
  Operating income from continuing operations             48,592          6,675              (58)       55,209
Net interest expense                                       3,239            686              712         4,637
Gain on sale of assets                                         7                                             7
                                                        ---------    -----------    -------------    ----------
  Income from continuing operations                       45,360          5,989             (770)       50,579
Income tax provision                                      17,694            301            1,731        19,726
                                                        ---------    -----------    -------------    ----------
  Net income from continuing operations                 $ 27,666       $  5,688       $   (2,501)     $ 30,853
                                                        =========    ===========    =============    ==========

Basic earnings from continuing operations per share     $   1.78                                      $   1.98
                                                        =========                                    ==========

Diluted earnings from continuing operations per share   $   1.71                                      $   1.90
                                                        =========                                    ==========
  Average shares outstanding:
    Basic                                                 15,582                                        15,582
                                                        =========                                    ==========
    Diluted                                               16,209                                        16,209
                                                        =========                                    ==========


See notes to pro forma condensed statements of income.

Item 7 (b) (2) - Notes to Pro Forma Condensed Statements of Income (Unaudited)
                 for the year Ended October 31, 2002

Engineered Support Systems, Inc.
Pro Forma Condensed Statements of Income (Unaudited)
For the Year Ended October 31, 2002
(In thousands, except per share amounts)

Note A - Basis of Presentation

On May 1, 2003, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Technical and Management Services Corporation (TAMSCO), a provider of information technology logistics and digitization services and a designer and integrator of telecommunications systems primarily for the U.S. Department of Defense. The purchase price including acquisition costs, net of $146 cash acquired, of $64.7 million was financed with an unsecured revolving credit facility as provided for under the terms of a new credit agreement dated April 23, 2003.

The unaudited pro forma condensed statements of income for the year ended October 31, 2002 present a combination of the historical statements of income for the Company and TAMSCO as adjusted to reflect the purchase transaction in accordance with the purchase method of accounting and to reflect an income tax provision for TAMSCO as if it were filing on a consolidated basis with the Company under the provisions of the Internal Revenue Code for the year ended October 31, 2002. A pro forma condensed statement of income is presented for the year ended October 31, 2002 as if the acquisition had occurred as of November 1, 2001.

The pro forma condensed statement of income for the year ended October 31, 2002 includes the Company's results of operations for the year ended October 31, 2002 and TAMSCO's audited results of operations for the year ended December 31, 2002. The historical statement of income for TAMSCO does not include the discontinued operations of its majority-owned subsidiaries, Meridian Aquatic Technology L.L.C. and Marine Environmental Solutions L.L.C., which are excluded from the purchase transaction. In addition, direct expenses and operating expenses as presented in TAMSCO's audited results for the year ended December 31, 2002 have been reclassified as cost of revenues and selling, general and administrative expense in the pro forma condensed statements of income in order to conform to ESSI's historical presentation.

The unaudited pro forma results are not necessarily indicative of the combined results that would have occurred had the acquisition actually taken place on November 1, 2001, nor are they necessarily indicative of the results that may occur in the future. The pro forma financial statements should be read in conjunction with the related historical financial statements.

Note B - Income Taxes

Pro forma adjustments to the condensed statements of income include an income tax provision as if TAMSCO had filed on a consolidated basis with the Company for the period presented using the Company's historical effective tax rate of 39%.

Note C - Pro Forma Adjustments

The purchase price, including acquisition costs and less cash acquired of $146, was $64,717. The purchase price for TAMSCO was allocated as follows:

         Estimated fair value of TAMSCO assets                      $  38,069
         Estimated fair value of TAMSCO liabilities                    33,377
                                                                    ---------
         Estimated fair value of TAMSCO net assets                      4,692
         Deferred income tax liability not assumed                        640
                                                                    ---------
         Estimated fair value of TAMSCO net asset acquired              5,332
         Cost in excess of net assets acquired                         59,531
                                                                    ---------
                                                                       64,863
         Cash acquired                                                    146
                                                                    ---------
         Purchase price, net of cash acquired                       $  64,717
                                                                    =========

The tax basis of the acquired assets and liabilities equals the financial statement values as a result of the Company's tax election to treat the stock purchase as an asset purchase.

Pro forma adjustments to the condensed pro forma income statement for the year ended October 31, 2002 relate to the following items. Selling, general and administrative expense has been increased by $58 for the amortization of loan fees (over a 4-year period).

Concurrent with the acquisition, the company entered into a new credit agreement with various financial institutions. This agreement provides for a $125 million revolving credit facility with an option for the Company to increase borrowings under the facility to $200 million. Effective borrowing rates under the new credit agreement are lower than historical borrowing rates for the year ended October 31, 2002. As a result of the acquisition, net interest expense has been increased by $712 for the year ended October 31, 2002. The effect on net income of a 1/8% variance in interest rates is $92 for the year ended October 31, 2002.

The income tax provision has been adjusted to reflect the estimated income tax effects of pro forma adjustments and the effect of reflecting income tax for TAMSCO as described in Note B. These adjustments to the pro forma income statements were computed assuming the transaction was consummated at the beginning of the period presented.

Item 7 (b) (3) - Pro Forma Condensed Statements of Income (Unaudited) for
                 the six months ended April 30, 2003

Engineered Support Systems, Inc.
Pro Forma Condensed Statements of Income (Unaudited)
For the Six Months Ended April 30, 2003
(In thousands, except per share amounts)


                                                             ESSI          TAMSCO                          Pro Forma
                                                            for Six        for Six                          for Six
                                                            Months         Months                           Months
                                                             Ended         Ended          Pro Forma          Ended
                                                            4/30/03        4/30/03       Adjustments        4/30/03
                                                           ----------    -----------    --------------    ------------
Net revenues                                                $246,720        $79,954         $                $326,674
Cost of revenues                                             189,791         69,268                           259,059
                                                           ----------    -----------    --------------    ------------
 Gross profit                                                 56,929         10,686                            67,615
Selling, general and administrative expense                   27,374          4,863                19          32,256
Restructuring expense                                          1,193                                            1,193
                                                           ----------    -----------    --------------    ------------
 Operating income from continuing operations                  28,362          5,823               (19)         34,166
Net interest expense                                             630            407               707           1,744
Gain on sale of assets                                             6                                                6
                                                           ----------    -----------    --------------    ------------
 Income from continuing operations                            27,738          5,416              (726)         32,428
Income tax provision                                          10,818                            1,829          12,647
                                                           ----------    -----------    --------------    ------------
 Net income from continuing operations                      $ 16,920        $ 5,416         $  (2,555)       $ 19,781
                                                           ==========    ===========    ==============    ============

Basic earnings from continuing operations per share         $   1.06                                         $   1.24
                                                           ==========                                     ============

Diluted earnings from continuing operations per share       $   1.00                                         $   1.17
                                                           ==========                                     ============
 Average shares outstanding:
    Basic                                                     15,995                                           15,995
                                                           ==========                                     ============
    Diluted                                                   16,926                                           16,926
                                                           ==========                                     ============


See notes to pro forma condensed financial statements.

Item 7 (b) (4) - Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                 as of April 30, 2003

Engineered Support Systems, Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
April 30, 2003
(In thousands, except per share amounts)

                                                                                            Pro Forma
                                                             ESSI           TAMSCO         Adjustments       Pro Forma
                                                          ------------    ------------    --------------    -----------
ASSETS
Current Assets:
    Cash and cash equivalents                                $ 14,943         $   146          $(14,000)      $  1,089
    Accounts receivable                                        46,357          28,224                           74,581
    Contracts in process and inventories                       23,290           6,119                           29,409
    Deferred income taxes                                       6,660                                            6,660
    Other current assets                                        6,798             585             1,996          9,379
                                                          ------------    ------------    --------------    -----------
        Total current assets                                   98,048          35,074           (12,004)      $121,118

Property, plant and equipment                                  44,963           2,975                           47,938
Goodwill                                                      108,452                            59,531        167,983
Deferred income taxes                                           6,885                                            6,885
Other assets                                                   21,481              20                           21,501
                                                          ------------    ------------    --------------    -----------

        Total Assets                                         $279,829         $38,069          $ 47,527       $365,425
                                                          ============    ============    ==============    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Notes payable                                            $ 15,000         $13,997          $ 53,671       $ 82,668
    Current maturities of long-term debt                                          812              (812)
    Accounts payable                                           29,548          13,897                           43,445
    Deferred income taxes                                                         640              (640)
    Other current liabilities                                  40,001           3,782                           43,783
                                                          ------------    ------------    --------------    -----------
        Total current liabilities                              84,549          33,128            52,219        169,896

Additional minimum pension liability                           20,334                                           20,334
Other liabilities                                              14,723             249                           14,972

Shareholders' Equity
    Common stock                                                  170               1                (1)           170
    Additional paid-in capital                                100,330             644              (644)       100,330
    Retained earnings                                         101,887           4,047            (4,047)       101,887
    Accumulated other comprehensive loss                      (14,098)                                         (14,098)
                                                          ------------    ------------    --------------    -----------
                                                              188,289           4,692            (4,692)       188,289
    Less treasury stock at cost                                28,066                                           28,066
                                                          ------------    ------------    --------------    -----------
                                                              160,223           4,692            (4,692)       160,223
                                                          ------------    ------------    --------------    -----------
        Total Liabilities and Shareholders' Equity           $279,829         $38,069          $ 47,527       $365,425
                                                          ============    ============    ==============    ===========


See notes to condensed pro forma financial statements.

Item 7 (b) (5) - Notes to Pro Forma Condensed Financial Statements (Unaudited)
                 for the six months ended April 30, 2003

Engineered Support Systems, Inc.
Pro Forma Condensed Statements of Income (Unaudited)
For the Six Months Ended April 30, 2003
(In thousands, except per share amounts)

Note A - Basis of Presentation

On May 1, 2003, Engineered Support Systems, Inc. (the Company) acquired the outstanding stock of Technical and Management Services Corporation (TAMSCO), a provider of information technology logistics and digitization services and a designer and integrator of telecommunications systems primarily for the U.S. Department of Defense. The purchase price including acquisition costs, net of $146 cash acquired, of $64.7 million was financed with an unsecured revolving credit facility as provided for under the terms of a new credit agreement dated April 23, 2003.

The unaudited pro forma condensed statements of income for the six months ended April 30, 2003 present a combination of the historical statements of income for the Company and TAMSCO as adjusted to reflect the purchase transaction in accordance with the purchase method of accounting and to reflect an income tax provision for TAMSCO as if it were filing on a consolidated basis with the Company under the provisions of the Internal Revenue Code for the year ended October 31, 2002. A pro forma condensed statement of income is presented for the six months ended April 30, 2003 as if the acquisition had occurred as of November 1, 2001.

The pro forma condensed statements of income for the six months ended April 30, 2003 include the unaudited results of operations for the Company and TAMSCO for this period. A pro forma condensed consolidated balance sheet is presented as of April 30, 2003, which includes the TAMSCO balance sheet as of that date. The historical statements of income and the balance sheet for TAMSCO do not include the discontinued operations of its majority owned subsidiaries, Meridian Aquatic Technology L.L.C. and Marine Environmental Solutions L.L.C., which are excluded from the purchase transaction. In order to compile the results of operations and balance sheet for TAMSCO for the six months ended April 30, 2003, a detailed review of TAMSCO's internal accounting records was performed.

The unaudited pro forma results are not necessarily indicative of the combined results that would have occurred had the acquisition actually taken place on November 1, 2001, nor are they necessarily indicative of the results that may occur in the future. The pro forma financial statements should be read in conjunction with the related historical financial statements.

Note B - Income Taxes

Pro forma adjustments to the condensed statements of income include an income tax provision as if TAMSCO had filed on a consolidated basis with the Company for the period presented using the Company's historical effective tax rate of 39%.

Note C - Pro Forma Adjustments for Six Month Statements of Income

The purchase price, including acquisition costs and less cash acquired of $146, was $64,717. The purchase price for TAMSCO was allocated as follows:

         Estimated fair value of TAMSCO assets                        $  38,069
         Estimated fair value of TAMSCO liabilities                      33,377
                                                                      ---------
         Estimated fair value of TAMSCO assets                            4,692
         Deferred income tax liability not assumed                          640
                                                                      ---------
         Estimated fair value of TAMSCO net assets acquired               5,332
         Cost in excess of net assets acquired                           59,531
                                                                      ---------
                                                                         64,863
         Cash acquired                                                      146
                                                                      ---------
         Purchase price, net of cash acquired                         $  64,717
                                                                      =========

The tax basis of the acquired assets and liabilities equals the financial statement values as a result of the Company's tax election to treat the stock purchase as an asset purchase.

Pro forma adjustments to the condensed pro forma income statement for the six months ended April 30, 2003 relate to the following items. Selling, general and administrative expense has been increased by $19 for the amortization of loan fees (over a 4-year period).

Concurrent with the acquisition, the company entered into a new credit agreement with various financial institutions. This agreement provides for a $125 million revolving credit facility with an option for the Company to increase borrowings under the facility to $200 million. Effective borrowing rates under the new credit agreement are higher than historical borrowing rates for the six months ended April 30, 2003. As a result of the acquisition, net interest expense has been increased by $707 for the six months ended April 30, 2003. The effect on net income of a 1/8% variance in interest rates is $37 for the six months ended April 30, 2003.

The income tax provision has been adjusted to reflect the estimated income tax effects of pro forma adjustments and the effect of reflecting income tax for TAMSCO as described in Note B. These adjustments to the pro forma income statements were computed assuming the transaction was consummated at the beginning of the period presented.

Note D - Balance Sheet Purchase Accounting Adjustments

Included in the April 30, 2003 pro forma condensed consolidated balance sheet is a purchase accounting adjustment for cost in excess of net assets acquired of $59,531. The Company has not completed its evaluation of the fair value of identifiable intangible assets and has included total cost in excess of net assets acquired in goodwill on the April 30, 2003 pro forma condensed consolidated balance sheet. Additional purchase accounting adjustments to the pro forma condensed consolidated balance sheet include a $53,671 increase in notes payable and a $14,000 decrease in cash and cash equivalents necessary to finance the acquisition and to retire $812 in TAMSCO term debt. A receivable from the sellers of $1,996 has been established related to certain estimated purchase price adjustments as set forth in the final purchase agreement. Deferred income taxes related to TAMSCO in the amount of $640 will not be assumed by Company.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERED SUPPORT SYSTEMS, INC.



Date:  July 15, 2003               BY: /s/ Gary C. Gerhardt
     -----------------------          ------------------------------------------
                                       Gary C. Gerhardt
                                       Vice Chairman and Chief Financial Officer